EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                      OF CITIGROUP MORTGAGE LOAN TRUST INC.

                    ----------------------------------------

                                   ARTICLE I

                                      NAME
                                      ----

     The name of the corporation is Citigroup Mortgage Loan Trust Inc. (the "Corporation").

                                   ARTICLE II

                       REGISTERED OFFICE; REGISTERED AGENT
                       -----------------------------------

     The street address of the registered office of the Corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSES
                                    --------

     The purpose for which the Corporation is organized is:

     (a) To acquire, own, hold, transfer, assign, pledge and otherwise deal with the following (the "Mortgage Collateral"): (i) (A) "fully modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association; (B) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association; (C) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and principal, in most cases, by the Federal Home Loan Mortgage Corporation (the certificates referred to in the foregoing clauses (A), (B) and (C), collectively, the "Agency Certificates"); (D) securities representing interests in Agency Certificates; or (E) mortgage pass-through certificates or mortgage-collateralized bonds issued by any other entity with respect to or secured by a pool of mortgage loans (collectively, "Certificates"); (ii) mortgage notes and related mortgages, or interests therein (including, but not limited to, participation certificates with respect to such mortgage notes or related mortgages), or guaranteed notes, provided the guaranty is secured by a mortgage on real property (collectively, the "Pledged Mortgages"); (iii) mortgage backed notes evidencing loans made to commercial banks, savings and loan associations and savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), affiliates of FDIC insured institutions, and other entities which are not FDIC insured institutions but are engaged directly, or through the owners of such entities or their affiliates, in mortgage financing, origination or funding activities (e.g., mortgage bankers, home builders and state agencies), or to any other entity, which loans are secured by Pledged Mortgages or



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Certificates; and (iv) real property and any improvements thereon, including commercial, multifamily and residential properties;

     (b) To authorize, issue, sell and deliver bonds or other evidences of indebtedness ("Bonds") that are secured by a pledge or other assignment of Mortgage Collateral, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device (collectively, the "Collateral"), and are rated in one of the four highest categories available by any nationally recognized statistical rating agency;

     (c) To serve as depositor of one or more trusts that may authorize, issue, sell and deliver Bonds or certificates of interest that are secured by a pledge or other assignment of, or represents an interest in, the Collateral and are rated in one of the four highest categories available by any nationally recognized rating agency; provided that one or more classes of an issue of such securities by such trust may be subordinate to other securities of such issue and not so rated; and

     (d) To do all such things as are reasonable or necessary to enable the Corporation to carry out any of the above, including entering into loan agreements, insurance agreements, servicing agreements, reimbursement agreements, issuing debt (subject to the provisions of this Article III, Article IX and Article XI hereof) and selling residual interests in Mortgage Collateral or selling certificates of interest in any trust for which the Corporation serves as depositor.

                                   ARTICLE IV

                                AUTHORIZED STOCK
                                ----------------

     The total number of shares of all classes of capital stock, which the Corporation shall have authority to issue is 100 shares, divided into 100 shares of Common Stock with a par value of $1.00 per share. No additional Common Stock and no classes of Preferred Stock may be issued.

                                   ARTICLE V

                                  INCORPORATOR
                                  ------------

     The name and mailing address of the incorporator is: A. Adam Loskove, c/o THACHER PROFFITT & WOOD, 11 West 42nd Street, New York, NY 10036.

                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

     The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. The number of Directors may be changed as provided in the Bylaws. The Directors need not be elected by written ballot unless required by the Bylaws of the Corporation.



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     At all times, at least one of the directors shall be an Independent
Director. For the purposes of this certificate, "Independent Director" shall mean a director of the Corporation who shall at no time be or have been a director or officer of, or be employed by, any direct or ultimate parent, or Affiliate of any direct or ultimate parent of the Corporation, and who shall at no time hold any beneficial interest in the Corporation; provided, however, that such Independent Director may serve in similar capacities for other "special purpose corporations" formed by any direct or ultimate parent of the Corporation or any Affiliate; and "Affiliate" shall mean, with respect to any entity, any other entity other than the Corporation, controlling or controlled by or under common control with such entity, and "control" means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                                  ARTICLE VII

                                     BYLAWS
                                     ------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to adopt, amend or repeal Bylaws, which reserved powers may include the power to restrict in any manner power granted to the Board of Directors by this Article VII.

                                  ARTICLE VIII

                        LIMITATION ON DIRECTOR LIABILITY
                        --------------------------------

     No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising under Section 174 of the General Corporation Law of the State of Delaware and (iv) any transaction from which the Director derives an improper personal benefit.

                                   ARTICLE IX

                         LOAN AGREEMENTS AND INDENTURES
                         ------------------------------

     The Corporation shall not do or perform any act expressly prohibited below:

     (a) The Corporation shall not incur, assume or guarantee any indebtedness except for such indebtedness that (i) is described in paragraph (b) or (c) of
Article III hereof; (ii) is a capital stock liability; (iii) is an account payable and expense accrual incurred in the ordinary course of business, including fees and expenses payable pursuant to a collateral custody, pledge and security agreement entered into by any trustee or lender (collectively, the "Lenders") under any indenture, loan agreement or similar agreement to which the Corporation is party (collectively, the "Loan Agreements"); or (iv) is short-term borrowing from affiliates for the purpose of paying



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organizational expenses of the Corporation and initial expenses of filing any registration statement with the Securities and Exchange Commission.

     (b) The Corporation shall not engage in any business or activity other than in connection with or relating to the issuance of indebtedness evidenced by the Loan Agreements and such activities as are reasonable and necessary to enable the Corporation to carry out its purposes as set forth in Article III hereof.

     (c) The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets, substantially or in the entirety, to any entity (other than to carry out the purposes described in paragraphs (a), (b), (c) or (d) of Article III hereof) unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Corporation substantially or in the entirety, shall be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by a supplement to each Loan Agreement, executed and delivered to each Lender under each Loan Agreement, in form satisfactory to each Lender under each Loan Agreement, the due and punctual payment of the principal of and interest on all indebtedness then outstanding under each Loan Agreement and the performance of every covenant of each Loan Agreement on the part of the Corporation to be performed or observed and shall be subject to the restrictions set forth in this Certificate, (ii) immediately after giving effect to such transaction, no default or event of default under any Loan Agreement shall have occurred and be continuing and (iii) the Corporation shall have delivered to each Lender under each Loan Agreement an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplement comply with the Loan Agreement and that all conditions precedent provided for in each such Loan Agreement relating to such transaction have been complied with.

     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Corporation substantially as provided above, the entity formed by or surviving such consolidation or merger (if other than the Corporation) or the entity to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under each Loan Agreement with the same effect as if such entity had been named as the "Issuer" or "Borrower" therein. In the event of any conveyance or transfer, the entity named as the "Issuer" or "Borrower" in each such Loan Agreement or any successor that shall theretofore have become such in the manner prescribed in each such Loan Agreement may be dissolved, wound-up and liquidated at any time thereafter, and such entity thereafter shall be released from its liabilities as obligor and maker on all of the indebtedness, and from its obligations under the Loan Agreements.

     (d) The Corporation will not dissolve or liquidate (i) so long as there remains outstanding and unpaid any indebtedness described in paragraph (b) or
(c) of Article III hereof or (ii) without the unanimous vote of the entire Board of Directors, including the affirmative vote of each Independent Director.



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                                   ARTICLE X

                         COVENANTS REGARDING OPERATIONS
                         ------------------------------

         The Corporation shall conduct its affairs in accordance with the following provisions:

     (a) The Corporation shall maintain separate corporate records and books of account from those of any person or entity which is the owner of more than 50% of its outstanding stock (the "Parent"). The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     (b) The Corporation's funds or assets shall not be commingled with those of its Parent or any of its subsidiaries or affiliates other than the Corporation.

     (c) The Corporation shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

     (d) The Corporation shall provide for its operating expenses and liabilities from its own funds, which may include funds borrowed from affiliates (other than its Parent) (although certain organizational expenses of the Corporation may be paid by its Parent).

     (e) The Corporation shall observe all requirements of the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation and the By-Laws of the Corporation and shall obtain proper authorization from the Board of Directors and when required, the Stockholders, to do all such acts and things as may be exercised or done by the Corporation.

     (f) The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business.

     (g) The Corporation shall not hold itself out as being liable for the debts of any other entity (except as may be implicit in a subordination agreement executed in connection with the issuance of Bonds) and shall not permit the Parent to hold itself out as liable for the debts of the Corporation.

     (h) Each of the Corporation and the Parent shall maintain an arm's-length relationship with the other.

     (i) The Corporation shall not commence any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek to have an order for relief entered with respect to it, or seek to adjudicate it a bankrupt or insolvent, or seek reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or make a general assignment for the benefit of creditors, without the unanimous vote of the entire Board of Directors, including the affirmative vote of each Independent Director.



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                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

     (a) The Corporation shall not amend, alter, change or repeal any provision contained in this Article XI, Article IX, Article X or Article XII without (i) the affirmative vote in favor thereof of eighty percent (80%) of the then outstanding stock and (ii) either (A) so long as publicly offered or privately placed debt or other securities (but not any pass-through certificates or pass-through securities, however denominated, evidencing interests in Mortgage Collateral) of the Corporation or of any subsidiary thereof or any business trust (but not a common law trust) formed thereby shall remain outstanding, the prior written consent of the trustee under each indenture or other agreement under or pursuant to which such outstanding debt or other security was issued or
(B) if such publicly offered or privately placed debt or other securities to be covered under subclause (A) of this clause (ii) are rated by a nationally recognized statistical rating agency, the prior delivery by each such rating agency of a letter to the effect that such amendment, alteration, change or repeal will not result in the qualification, reduction, or withdrawal of the applicable ratings of such securities.

     (b) If the indebtedness under a Loan Agreement is given a rating by a nationally recognized statistical rating agency, this Certificate of Incorporation may not be amended prior to notice being given by registered or certified mail to such rating agency. In addition, this Certificate of Incorporation shall not be amended to alter the requirement in Article VI that there at all times be an Independent Director, without the consent of each Independent Director.

                                  ARTICLE XII

                         SPECIAL COVENANTS FROM LENDERS
                         ------------------------------

     The Corporation shall receive a covenant from all creditors, other than Lenders, prior to incurring debt, that no petition in bankruptcy shall be filed against the Corporation until at least 90 days have expired since payment in full to the lenders.




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     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 16th day of July, 2003.




                                        /s/ Adam Loskove
                                        -----------------------------
                                        A. Adam Loskove
                                        Sole Incorporator








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